UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 28, 2026

MERIDIAN HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41326	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D555

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	MRDN	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Tenth Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital

As previously disclosed in the Current Report on Form 8-K filed by Meridian Holdings Inc., formerly Golden Matrix Group, Inc. (the “Company”, “we” and “us”), with the Securities and Exchange Commission (the “SEC”) on April 9, 2024, effective on April 1, 2024, we closed the transactions contemplated by that certain Sale and Purchase Agreement of Share Capital dated January 11, 2023 (as amended and restated from time to time, the “MeridianBet Purchase Agreement”) with Aleksandar Milovanović (“Milovanović”), Zoran Milošević (“Milošević”) and Snežana Božović (“Božović”, and collectively with Milovanović and Milošević, the “Meridian Sellers”), the former owners of Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia (“Meridian Serbia”); Društvo Sa Ograničenom Odgovornošću “Meridianbet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro; Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta; and Meridian Gaming (Cy) Ltd, a company formed and registered in the republic of Cyprus (collectively, “MeridianBet Group”). Pursuant to the Purchase Agreement, on April 9, 2024 (the “Closing Date”), and effective on April 1, 2024, we acquired 100% of MeridianBet Group.

Božović is a member of the Board of Directors of the Company and an officer of MeridianBet Group; Milošević is the Chief Executive Officer of MeridianBet Group and the Chief Executive Officer of the Company and Milovanović is a greater than 5% stockholder of the Company.

As part of the consideration for the acquisition, we agreed to pay the Sellers, among other consideration, (a) a total of $10,000,000, twelve (12) months after the Closing Date (the “12 Month Non-Contingent Post-Closing Consideration”); (b) $10,000,000, eighteen (18) months after the Closing Date (the “18 Month Non-Contingent Post-Closing Cash Consideration”); and (c) $15 million pursuant to certain Promissory Notes issued on the Closing Date (the “Notes”), payable $13,125,000 to Aleksandar Milovanović, $1,250,000 to Zoran Milošević and $625,000 to Snežana Božović.

The Notes accrue interest at seven percent (7%) per annum (twelve percent (12%) upon the occurrence of an event of default); with monthly interest payments of all accrued interest due on the first day of each calendar month until the maturity date of such Notes; and provided for all outstanding principal and unpaid interest due and payable in full 24 months after the closing date (April 9, 2026), provided that such Notes were previously extended to have a maturity date of November 9, 2026. If we fail to make any payment of principal, interest or other amount due under the Notes within three business days of the date due and payable, we agreed to pay the holder of the Note a late charge equal to 8% of the amount of such payment which was not paid.

On and effective on September 28, 2026, we and the Meridian Sellers entered into a Tenth Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital (the “Tenth Amendment”), which amended the MeridianBet Purchase Agreement to confirm that all $10 million of the 12 Month Non-Contingent Post-Closing Cash Consideration and $9,374,328 of the 18 Month Non-Contingent Post-Closing Cash Consideration had been paid by the Company to the Meridian Sellers (in cash or stock) as of the date of the entry into such Tenth Amendment and to provide that the $625,672 of 18 Month Non-Contingent Post-Closing Cash Consideration still owed to the Meridian Sellers would be due and payable by November 1, 2031, or earlier in the discretion of the Company, and that such amount would not accrue interest.

Additionally, on and effective on September 28, 2026, the Meridian Sellers and the Company entered into a Second Amendment to Promissory Notes (the “Second Notes Amendment”), which amended each of the Notes to (a) extend the due date thereof to November 1, 2031, (b) amend the Notes to not accrue interest, unless or until an event of default occurs thereunder in which case the principal amount of the Notes accrues interest at the rate of the lesser of 12% per annum and the maximum amount provided by applicable law; and (c) to not require monthly interest payments.

The foregoing description of the Tenth Amendment and Second Notes Agreement is not complete and is subject to, and qualified in its entirety by reference to the Tenth Amendment and Second Notes Agreement, attached hereto as Exhibits 2.1 and 10.1, respectively, which are incorporated in this Item 1.01 by reference in their entirety.

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) Appointment of New Principal Financial and Principal Accounting Officer

On October 2, 2026, the Board of Directors of the Company promoted Mr. Zhe ‘Scott’ Yan, the Company’s financial accounting manager, to the roles of Chief Accounting Officer, Principal Financial Officer and Principal Accounting Officer of the Company, effective immediately.

In connection with such promotion, Mr. William Scott, the President, Chief Financial Officer, Treasurer and Chairman of the Board of Directors of the Company, ceased serving as Principal Financial Officer and Principal Accounting Officer of the Company effective October 2, 2026. Mr. Scott continues to serve as President, Chief Financial Officer, Treasurer and Chairman of the Board of Directors of the Company.

Mr. Yan is not party to any material plan, contract or arrangement (whether or not written) with the Company that was entered into in connection with his appointment and there are no arrangements or understandings between Mr. Yan and any other person pursuant to which Mr. Yan was selected to serve as an officer of the Company, nor is Mr. Yan a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

There are no family relationships between any director or executive officer of the Company, including Mr. Yan.

It is expected that Mr. Yan will receive an annual salary of $280,000 Australian dollars per year for his services as Chief Accounting Officer of the Company. Mr. Yan is party to a February 7, 2022 Offer of Employment with Global Technology Group Pty Ltd. (“GTG”), amended on June 1, 2025, which had an original term of one year, and extends thereafter every six months unless either party gives written notice of non-renewal at least two weeks before any renewal date, provides for him to work full-time for GTG, provides for the payment to him of the standard Australian Superannuation as required by law, and has other customary terms and provisions, including a confidentiality requirement, intellectual property assignment and 12 month non-solicitation requirement. The agreement can be terminated at any time for any reason with four weeks prior notice.

The foregoing is only a summary of the Offer of Employment, does not purport to be complete and is qualified in its entirety by full text of the Offer of Employment attached hereto as Exhibit 10.4, and incorporated by reference herein in its entirety.

Mr. Yan will be entitled to participate in the Company’s equity incentive plans in effect and as amended from time to time and may receive bonuses from time to time in cash or equity, as determined in the discretion of the Board of Directors or Compensation Committee of the Board of Directors.

Biographical information for Mr. Yan is provided below:

Zhe ‘Scott’ Yan, Age 35

Mr. Yan has served as financial accounting manager of the Company and its wholly-owned subsidiaries, as an employee of Global Technology Group, Pty Ltd, the Company’s wholly-owned subsidiary, since February 2022. Prior to that, Mr. Yan served as a financial consultant to the Company from June 2019. Mr. Yan is a licensed Certified Public Accountant in Australia and has passed Level II of the CFA Program. Mr. Yan received a Master of Commerce Degree from the University of Sydney and a Master of Professional Accounting Degree from the University of New South Wales in Sydney, Australia.

(e) Indemnification Agreement and First Amendment to Employment Agreement

The Company plans to enter into a standard form of Indemnity Agreement (the “Indemnification Agreement”) with Mr. Yan in connection with his appointment as discussed above. The Indemnification Agreement will provide, among other things, that the Company will indemnify Mr. Yan under the circumstances and to the extent provided for therein, for certain expenses he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as an officer or director of the Company, and otherwise to the fullest extent permitted under Nevada law and the Company’s governing documents. The foregoing is only a brief description of the Indemnification Agreement, does not purport to be complete and is qualified in its entirety by the Company’s standard form of indemnification agreement incorporated by reference herein as Exhibit 10.2. The Indemnification Agreement is identical in all material respects to the indemnification agreements entered into with other Company officers and directors.

On September 29, 2026, Meridian Serbia, with the approval of the Board of Directors of the Company, after the recommendation of the Compensation Committee of the Board of Directors of the Company, entered into a First Amendment to Employment Agreement with Milošević, which amended that certain June 18, 2024, Employment Agreement between Meridian Serbia and Milošević (the “Milošević Employment Agreement”), pursuant to which Milošević agreed to serve as Chief Executive Officer of Meridian Serbia (the “Milošević Employment Amendment”). Pursuant to the Milošević Employment Amendment, the parties mutually agreed to reduce Mr. Milošević’s base salary under the Milošević Employment Agreement from $396,000 to $216,000 per year, payable monthly, and to remove the ability of Milošević, with the approval of the Chief Executive Officer of the Company, to have a portion of his salary payable in common stock of the Company, each effective January 1, 2026. The Milošević Employment Amendment also amended the Milošević Agreement to remove the required yearly 10% increase in salary which was previously provided for therein.

The foregoing is only a summary of the Milošević Employment Amendment, does not purport to be complete and is qualified in its entirety by full text of the Milošević Employment Amendment attached hereto as Exhibit 10.3, and incorporated by reference herein in its entirety.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1*

Tenth Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital entered into and effective September 28, 2026, by and between Meridian Holdings Inc., formerly Golden Matrix Group, Inc., as purchaser and the shareholders of: Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia, Društvo Sa Ograničenom Odgovornošću “Meridianbet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro, Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta, and Meridian Gaming (Cy) Ltd, a company formed and registered in the Republic of Cyprus, as sellers

10.1*

Second Amendment to Promissory Notes dated September 28, 2026, by and between Meridian Holdings Inc., formerly Golden Matrix Group, Inc. and each of Aleksandar Milovanović; Zoran Milošević; and Snežana Božović

10.2

Form of Indemnification Agreement  (Filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 26, 2025, and incorporated by reference herein)

10.3*

First Amendment to Employment Agreement dated September 29, 2026, by and between Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, and Zoran Milošević, and acknowledged and approved by Meridian Holdings Inc.

10.4*	Offer Letter Dated July 2, 2022, between Zhe ‘Scott’ Yan and Global Technology Group Pty Ltd, as amended on June 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Meridian Holdings Inc./NV

Date: October 2, 2026	By:	/s/ William Scott
William Scott
President and Chief Financial Officer

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